UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 25, 2005

Community Capital Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-25345	58-2413468
(Commission File Number)	(IRS Employer Identification No.)

2815 Meredyth Drive, Albany, Georgia	31707
(Address of Principal Executive Offices)	(Zip Code)

(229) 446-2265
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendment to Registrant’s Code of Ethics

On July 25, 2005, the Board of Directors of Community Capital Bancshares, Inc. ("Community Capital"), adopted a revised Code of Business Conduct and Ethics (the "Code"). The revised Code was designed to further define conflicts of interest and the protection of confidential information, include new sections on financial reporting and implementation of the Code, and generally increases the ease of use through better organization and subheadings. The foregoing is a brief summary of the Code and is qualified in its entirety by reference to the Code which is posted on Community Capital's website at www.comcapbankshares.com.  Additionally, Community Capital will provide a copy of the Code free of charge to any shareholder upon written request to the Company at 2815 Meredyth Drive, Albany, Georgia 31707, attn: David Baranko.

The revisions did not related to any current activities of any director or executive officer of Community Capital.

Community Capital believes the Code is reasonably designed to deter wrongdoing and to promote honest and ethical conduct, including: the ethical handling of conflicts of interest; full, fair and accurate disclosure in filings and other public communications made by Community Capital; compliance with applicable laws; prompt internal reporting of violations of the Code; and accountability for adherence to the Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY CAPITAL BANCSHARES, INC.

Dated: July 28, 2005
	By:	/s/ David J. Baranko
	Name:	David J. Baranko
	Title:	Chief Financial Officer